As filed with the Securities and
             Exchange Commission on May 24, 1996.
                                      Registration No. 33-_______





             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549
                     ___________________

                          FORM S-8
                   REGISTRATION STATEMENT
                            UNDER
                 THE SECURITIES ACT OF 1933
                     ___________________

                      Wyle Electronics
   (Exact name of registrant as specified in its charter)
                     ___________________

   California                              95-1779998
(State or other jurisdiction of         (I.R.S. Employer
incorporation or organization)         Identification No.)

      15370 Barranca Parkway, Irvine, California 92718
          (Address of principal executive offices)

                WYLE ELECTRONICS 401(K) PLAN
                  (Full title of the plan)

                  Stephen D. Natcher, Esq.
 Senior Vice President - Administration, General Counsel and Secretary
      15370 Barranca Parkway, Irvine, California 92718
           (Name and address of agent for service)
                     ___________________

Telephone number, including area code, of agent for service:
                             (714) 753-9953
                     ___________________




                CALCULATION  OF REGISTRATION  FEE

- ------------------------------------------------------------------------------

                                     Proposed      Proposed
                                     maximum       maximum

Title of          Amount             offering      aggregate            Amount of
securities        to be              price         offering             registration
to be registered  registered         per unit      price                fee

- -----------------------------------------------------------------------------
Common Stock,     200,000<F1>,<F2>   $43.00<F3>    $8,600,000.00<F3>   $2,966.00<F3>
without par       shares
value

Interests in the Plan (1)
- -----------------------------------------------------------------------------

<F1>  This Registration Statement covers, in addition to the number of shares of Common Stock stated above, pursuant to Rule 416(c) under the Securities Act of 1933, an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein and an additional indeterminate number of shares which by reason of certain events specified in the Plan may become subject to the Plan.

<F2>  Each share is accompanied by a common share purchase
      right pursuant to the Registrant's Amended and Restated
      Rights Agreement, dated February 23, 1995, with Chemical
      Bank, as Rights Agent.

<F3>  Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on May 20, 1996, as reported on the New York Stock Exchange and published in The Western Edition of The Wall Street Journal.


=============================================================================

                           PART I

                 INFORMATION REQUIRED IN THE
                  SECTION 10(a) PROSPECTUS


       The documents containing the information specified in
Part I of Form S-8 (plan information and registrant information) will be sent or given to optionees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Act"). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Act. These documents, which include the statement of availability required by Item
2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Act.

                           PART II

                 INFORMATION REQUIRED IN THE
                   REGISTRATION STATEMENT


ITEM 3.     INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

       The following documents filed with the Securities and Exchange Commission by Wyle Electronics (the "Company") and the Wyle Electronics 401(k) Plan (the "Plan") are incorporated herein by reference:

  (a) Annual Report on Form 10-K for the Company's fiscal year ended December 31, 1995;

  (b) Quarterly Report on Form 10-Q for the Company's quarterly period ended March 31, 1996; and

  (c) The description of the Company's Common Stock contained in its Registration Statement on Form 8-A filed on October 27, 1989, and any amendment or report filed for the purpose of updating such description.

       All documents subsequently filed by the Company or by the Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into the prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.


ITEM 4.     DESCRIPTION OF SECURITIES

       The Company's Common Stock, without par value, (the
"Common Stock") is registered pursuant to Section 12 of the Exchange Act, and, therefore, the description of securities is omitted.


ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL

       The validity of the original issuance of the Common Stock registered hereby is passed on for the Company by Stephen D. Natcher, Senior Vice President - Administration, General Counsel and Secretary of the Company. Mr. Natcher is compensated by the Company, the holder of options to acquire shares of Common Stock, and a Plan participant.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

       The Company's Articles of Incorporation contain a provision which eliminates the liability of directors for monetary damages to the fullest extent permissible under California law. The General Corporation Law of California (the "Law") (i) authorizes the elimination of liability of directors for monetary damages in an action brought by a shareholder in the right of the Company (referred to herein as a "derivative action") or by the Company for breach of a director's duties to the Company and its shareholders and
(ii) authorizes the Company to indemnify directors and officers for monetary damages for all acts or omissions committed by them in their respective capacities; provided, however, that liability is not limited nor may indemnification be provided for (a) acts or omissions that involve intentional misconduct or knowing and culpable violation of law, (b) for acts or omissions that a director or officer believes to be contrary to the best interests of the Company or its shareholders or that involve the absence of good faith on the part of a director or officer seeking indemnification, (c) for any transaction from which a director or officer derives an improper personal benefit, (d) for acts or omissions that show a reckless disregard for the director's or officer's duty to the Company or its shareholders in circumstances in which such person was aware, or should have been aware, in the ordinary course of performing his duties, of a risk of serious injury to the Company or its shareholders, (e) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's or officer's duty to the Company or its shareholders, and (f) for liabilities arising under Section 310 (contracts in which a director has a material financial interest) and 316 (certain unlawful dividends, distributions, loans and guarantees) of the Law.
In addition, the Company may not indemnify directors and officers in circumstances in which indemnification is expressly prohibited by Section 317 of the Law.

       The bylaws of the Company provide that the Company has the power to indemnify directors and officers to the fullest extent permitted under California law and the Company's Articles of Incorporation. The Company has entered into indemnification agreements with its directors and executive officers which require that the Company indemnify such directors and executive officers in all cases to the fullest extent permitted by applicable provisions of the Law. The Company also maintains a directors' and officers' liability insurance policy insuring directors and executive officers of the Company for covered losses as defined in the policy.


ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED

       Not applicable.


ITEM 8.     EXHIBITS

       See the attached Exhibit Index.


ITEM 9.     UNDERTAKINGS

  (a)  The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i)      To include any prospectus
            required by Section 10(a)(3) of the Securities
            Act of 1933, as amended (the "Securities Act");

                     (ii)      To reflect in the prospectus
            any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                     (iii)     To include any material
            information with respect to the plan of
            distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

            Provided, however, that paragraphs (a)(1)(i) and
  (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the Registration Statement;

            (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                         SIGNATURES

       THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on May 20, 1996.




                          By: __/s/ Ralph L. Ozorkiewicz__
                                Ralph L. Ozorkiewicz

                          Its:      President and Chief
                                    Executive Officer



                      POWER OF ATTORNEY

       Each person whose signature appears below constitutes and appoints Stephen D. Natcher, his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.




   SIGNATURE                       TITLE                        DATE


__/s/ Charles M. Clough__       Chairman of the Board        May 20, 1996
Charles M. Clough               of Directors


__/s/ Ralph L. Ozorkiewicz__    President, Chief Executive   May 20, 1996
Ralph L. Ozorkiewicz            Officer and Director
                                (Principal Executive
                                Officer)

_/s/ R. Van Ness Holland, Jr._  Executive Vice-President     May 20, 1996
R. Van Ness Holland, Jr.        - Finance, Treasurer
                                and Chief Financial Officer
                                (Principal Financial and
                                Accounting Officer)


__/s/ Michael R. Corboy__       Director*                     May 20, 1996
Michael R. Corboy


__/s/ Theodore M. Freedman__    Director                      May 20, 1996
Theodore M. Freedman


__/s/ Jack S. Kilby__           Director                      May 20, 1996
Jack S. Kilby


__/s/ Edward Sanders__          Director*                     May 20, 1996
Edward Sanders


__/s/ Stanley A. Wainer__       Director                      May 20, 1996
Stanley A. Wainer


__/s/ Kirk West__               Director*                     May 20, 1996
Kirk West


__/s/ Frank S. Wyle__           Director                      May 20, 1996
Frank S. Wyle



___________________________________________
*Member of Executive Compensation Committee



       THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the trustee has duly caused this Registration Statement to be signed on behalf of the Plan by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington on May 22, 1996.

                           WYLE ELECTRONICS 401(K) PLAN

                           By:  Northwestern Trust Investors
                                Advisory Company, a
                                Washington Trust Company, as
                                Trustee



                                By: /s/ Gerry O. Kelley

                                Its: Senior Trust Officer

                        EXHIBIT INDEX


Exhibit
Number             Description


4.1          Wyle Electronics 401(k) Plan.

4.2          Trust Agreement for Wyle Electronics
             401(k) Plan.

5.1 Opinion of Company Counsel as to the legality of the securities being registered
             (opinion re legality).

5.2 Opinion of O'Melveny & Myers as to compliance under the Employee Retirement Income Security
             Act of 1974.

23.1         Consent of Arthur Andersen LLP.

23.2         Consent of Company Counsel (included in Exhibit
             5.1).

23.3         Consent of O'Melveny & Myers (included in
             Exhibit 5.2).

24.          Power of Attorney (included in this
             Registration Statement under "Signatures").